SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT dated as of the 16th day of Oct, 2017 .

BETWEEN:

JERRY KROLL, an individual with an address at 102 E 1st Ave,

Vancouver, British Columbia V5T I A4 (the "Pledgor")
AND:

CHONGQING ZONGSHEN AUTOMOBILE INDUSTRY CO.,

LTD., a company validly existing under the laws of the People's Republic of China, having an office at Zongshen Industrial Zone,

Chaoyouchang, Banan District, Chongqing, China (the "Zongshen")

WHEREAS:

A. Zongshen and ElectraMeccanica Vehicles Corp., a company incorporated under the laws of the Province of British Columbia ("EMV"), entered into a memorandum of understanding dated the 18th day of September, 2017 (the "MOU"); and

B. Pursuant to the MOU, the Pledgor has agreed to pledge the Pledged EMV Shares (as hereinafter defined) to and in favour of Zongshen.

C. Zongshen (Canada) Environtech Ltd. ("Environtech"), a Canadian affiliate of Zongshen, has agreed to accept the pledge of Pledged EMV Shares for and on behalf of the Zongshen, and otherwise act on behalf of Zongshen under this Agreement;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Pledgor and Zongshen agree as follows:

ARTICLE 1 INTERPRETATION

1.1 Defined Terms. As used in this agreement, the following words and phrases have the following meanings:

(a)
"Agreement" means this share pledge agreement and all schedules hereto, as amended, supplemented, extended, renewed, restated, replaced or superseded from time to time.

(b)
"Business Day" means a day that is not a Saturday, Sunday or civic or statutory holiday in Vancouver, British Columbia.

(c)
"Collateral" means all of the Pledged EMV Shares, substitutions therefor and proceeds of disposition thereof and all other property that may at any time be received by or otherwise distributed to or acquired by the Pledgor in any manner in respect of, or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including without limitation, any shares or other securities resulting from the subdivision, consolidation, change, conversion or reclassification of any of the foregoing.

(d)
"Default Notice" has the meaning ascribed in Section 3.2 hereunder.

(e)
"Event of Default" has the meaning ascribed in Section 3.2 hereunder.

(t) "Obligations" means the obligations of EMV to Zongshen, arising under or pursuant to the MOU.

(g)
"Pledged EMV Shares" means the number of shares issued and outstanding in the authorized share structure of EMV that are registered in the name of and beneficially held by the Pledgor, as set out opposite the name of the Pledgor in Schedule "A" attached hereto.

(h)
"Security Discharge Date" means the time at which Zongshen tenders receipt of payment by EMV for the prototype mold at the end of the 6 month period, as contemplated by the MOU.

(i)
"Security Interest" has the meaning ascribed in Section 2.1 hereunder.

1.2 Other Usages. References to "this agreement", "the agreement", "hereof', "herein", and like references refer to this Share Pledge Agreement and not to any particular Article, section or other subdivision of this agreement.

1.3 Plural and Singular. Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.4 Headings. The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.5 Applicable Law. This agreement and all documents delivered pursuant hereto shall be deemed to be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

1.6 Time of the Essence. Time shall in all respects be of the essence of this agreement, and no extension or variation of this agreement or any obligation hereunder shall operate as a waiver of this provision.

ARTICLE2 PLEDGE OF COLLATERAL

2.1 Pledge of Collateral. As continuing security for the performance by EMV of the Obligations, the Pledgor hereby grants a security interest in and pledges the Collateral to and in favour of Zongshen (the said security interest and pledge of the Collateral being hereinafter referred to as the "Security Interest").

2.2 Distributions. All interest, cash dividends, income and revenue from Pledged EMV Shares shall be collected by and payable to the Pledgor (and not Zongshen) and shall not form part of the Collateral.

2.3 Voting Rights. Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to vote the Pledged EMV Shares and to give consents, waivers, notices and ratifications, and to take other action in respect of the Pledged EMV Shares, provided however, that the Pledgor will not vote or give any consent, waiver, notice or ratification or take any action which would be prejudicial to the interests of Zongshen, impair, reduce the value of or restrict the transferability of the Collateral or be inconsistent with or violate any provision of this Agreement, the MOU or any other agreement relating hereto or thereto.

2.4 Attachment of Security Interest. The parties hereby acknowledge their mutual intention that the Security Interest is to attach, for the purposes of the Act, at the earliest time permissible under the laws governing this Agreement and that value has been given and that the Pledgor has rights in the Collateral existing on the date hereof.

ARTICLE3

DEFAULT AND ENFORCEMENT

3.1 Default. The Pledgor shall be in default under this Agreement if EMV fails to satisfy the Obligations pursuant to the terms of the MOU.

3.2 Default Notice. In the event of any default as set out in Section 3.1, Zongshen shall provide written notice of the same to the Pledgor (the "Default Notice"). In the event that the event of default has not been remedied within three (3) Business Days of its receipt of the Default Notice (an "Event of Defau lt"):

(a)
Zongshen shall be entitled to take all steps as are reasonably necessary in order to have the Pledged EMV Shares registered in the name ofZongshen in the books and records of EMV;

(b)
Zongshen may exercise in respect of the Collateral all the rights and remedies of a secured party on default under the Personal Property Security Act (British Columbia);

(c)
the Security Interest shall immediately become enforceable and Zongshen or its nominee may realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale or elsewhere, with or without advertising or other formality, except as required by applicable law, on such terms and conditions as Zongshen may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery;

(d)
Zongshen may vote any or all of the Pledged EMV Shares (whether or not transferred to Zongshen or its nominee) and give or withhold all consents, waivers and ratifications with respect thereto and otherwise act with respect thereto as though it were the outright owner thereof; and

(e)
Zongshen may exercise any and all rights, privileges, entitlements and options pertaining to any of the Collateral as if Zongshen were the absolute owner of such Collateral.

3.3 Zongshen may waive any breach by the Pledgor of any of the provisions contained in this Agreement or any default by the Pledgor in the observance or the performance of any term or condition of this Agreement, provided always that no act or omission of Zongshen shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Pledgor or the rights resulting therefrom.

3.4 The parties hereto shall sign such further and other papers, cause such meetings to be held, resolutions passed, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give effect to this Agreement.

3.5 The rights of Zongshen under this Agreement are cumulative and not exclusive of any right or remedy which Zongshen would otherwise have.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Representations and Warranties of the Pledgor. The Pledgor represents and warrants to and in favour of Zongshen as of the date hereof, that:

(a)
the Pledgor has not entered into any agreement with or granted to any person, firm or corporation any option or any right or privilege capable of becoming an agreement or option to acquire any right or interest in any of the Collateral (other than as created by this Agreement);

(b)
the Pledgor is the legal and beneficial owner of the Collateral free and clear of all liens, charges, pledges, restrictions (other than restrictions arising under any applicable securities laws) and encumbrances (other than as created by this Agreement);

(c)
the Pledgor has the full right and legal capacity to enter into this Agreement and to grant to Zongshen the Security Interest in the Collateral;

(d)
this Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable by Zongshen against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy laws and general principles of equity;

(e)
the execution and delivery by the Pledgor of this Agreement, and the performance of his obligations under this Agreement, do not and will not breach or result in a default under any contract or covenant by which he is bound;

(f)
the pledge, assignment and delivery of the Collateral pursuant to this Agreement creates a valid, perfected, first pledge of and a perfected security interest in such Collateral, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance; and

(g)
the Pledged EMV Shares pledged by the Pledgor to Zongshen hereunder have been validly issued, are fully paid and non-assessable.

All of the foregoing representations and warranties made herein shall survive the execution and delivery of this Agreement and shall be deemed to be continuously made hereunder so long as any of the Obligations remain outstanding.

4.2 Covenants of the Pledgor. The Pledgor hereby covenants and agrees with Zongshen, as soon as practicable following receipt thereof, to deliver to Zongshen or Zongshen's nominee, all certificates representing any shares or other securities issued to Zongshen in substitution for the Pledged EMV Shares or any other Collateral, and any shares or securities in addition to those delivered upon the execution hereof, in each case, duly endorsed in blank for transfer or accompanied by any and all powers of attorney or instruments necessary to permit transfer thereof. The Pledgor will not sell, assign, transfer, pledge or encumber in any other manner the Collateral except in favour of Zongshen.

4.3 Covenants of Pledgor. The Pledgor hereby covenants and agrees with Zongshen that it shall, from time to time at its own expense, take such further action as Zongshen may reasonably request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this agreement, and agrees to sign and deliver, or cause to be signed and delivered, to Zongshen all such further and other deeds, documents, certificates, agreements and written instruments and to take all such further action as may, in the reasonable opinion of Zongshen, be reasonably necessary for the purpose of better assuring to Zongshen, perfecting or enforcing the security constituted hereby.

ARTICLE 5 RELEASE OF COLLATERAL

5.1 Release of Collateral. Upon the Security Discharge Date and without the need for any direction or action on the part of the Pledgor, Zongshen shall, as soon as practicable, release and return to the Pledgor the Collateral and all documents evidencing ownership of or title to the Collateral.

5.2 Non-Release. The security constituted hereby shall not be released, discharged or in any way be affected by:

(a)
any increase or decrease in the amount of the Obligations of the Pledgor;

(b)
an extension of time for payment of the Obligations of the Pledgor; or

(c)
any forbearance whatsoever whether as to time, performance or otherwise, or any compromise, arrangement or plan or reorganization affecting the Pledgor.

ARTICLE 6

GENERAL CONTRACT PROVISIONS

6.1 Notices. Any notices to a party under the prov1s1ons of this Agreement shall be valid and effective if delivered personally by courier or by facsimile or other acceptable means of electronic transmission to, or if given by registered mail, postage prepaid, to the addresses first above mentioned as applicable to each party hereto, and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 p.m. (Vancouver time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The parties hereto may from time to time notify the other party of a change in address which thereafter, until changed by further notice, shall be the address of such party for all purposes of this Agreement.

6.2 Severability. Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

6.3 Successors and Assigns. This Agreement enures to the benefit of and is binding upon the parties and their respective successors and permitted assigns. Neither party to this Agreement shall assign any right, title or interest in this Agreement without the prior written consent of the other party.

6.4 Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement between the parties hereto and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

6.5 Counterparts. This Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile or functionally equivalent electronic means, and those counterparts will together constitute one and the same instrument.

6.6 Environtech. The Parties agree that Environtech may act as Zongshen's nominee and agent in respect of the all matters under this Agreement, including without limitation, accepting the Pledged EMV Shares on behalf of Zongshen, and exercising all rights and taking all actions for and on behalf of Zongshen hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above mentioned.

  SIGNED and DELIVERED by JERRY
  KROLL in the presence of:                                                                                                                 s/ Jerry Kroll
                                                                                                                                                               Jerry Kroll
                                                                                                                                                               CEO and General Manager
s/ Sam Wolf
 Witness (Signature)

Sam Wolf
Name (please print)

 2018-814 Royal Avenue, New Westminster, B.C
Address, City, Province

CHONGQING ZONGSHEN AUTOMOBILE INDUSTRY CO., LTD.

s/ Liu Gang
Authorized Signatory

  SCHEDULE "A"

PLEDGED EMV SHARES

Shareholder	Type and Number of Shares	Price per Share (USO)	Certificate Number(s)
Jerry Kroll	800,000 Common Shares of Electrameccania Vehicles Corp.	$2.00	•